UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2004

CAMDEN PROPERTY TRUST

(Exact name of Registrant as specified in its Charter)

TEXAS	1-12110	76-6088377

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 354-2500

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

     Camden Property Trust, a Texas real estate investment trust (the “Company”), has completed an offering of 4.70% Notes due 2009 in an aggregate principal amount of $100,000,000 (the “Notes”) as described in the Company’s Prospectus Supplement dated July 7, 2004 to the Company’s Prospectus dated February 25, 2003 (the “Notes Offering”). The Notes were issued pursuant to the Company’s existing shelf registration statement.

     The Notes bear interest at 4.70% from July 12, 2004, with interest payable each January 15 and July 15 beginning January 15, 2005. The entire principal amount of the Notes is due on July 15, 2009. The Notes are redeemable at any time at the option of the Company, in whole or in part, at a redemption price equal to the principal amount and accrued interest of the Notes being redeemed, plus a make-whole premium.

     The Notes were priced at a discount such that the Notes were offered to the public at 99.841% of their face amount. The Notes Offering was underwritten by Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, Comerica Securities Inc. and KeyBanc Capital Markets, a Division of McDonald Investments Inc. (the “Underwriters”) pursuant to the Underwriting Agreement among the Company and the Underwriters dated July 7, 2004. The Notes were issued under an Indenture between the Company and SunTrust Bank, as trustee.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

1.1	Form of Underwriting Agreement among the Company and the Underwriters dated July 7, 2004 relating to the Notes Offering.

4.1	Indenture dated as of February 11, 2003 between the Company and SunTrust Bank, as trustee (filed as Exhibit 4.1 to the Company’s Registration Statement of Form S-3 filed with the Securities and Exchange Commission on February 12, 2003 and incorporated herein by reference).

4.2	Form of Camden Property Trust 4.70% Note due 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2004
CAMDEN PROPERTY TRUST

	By:	/s/ Dennis M. Steen

Dennis M. Steen
Senior Vice President - Finance,
Chief Financial Officer and Secretary

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